NSAR ITEM 77C

Van Kampen American Capital Emerging Growth Fund


(a)  A Special Meeting of Shareholders was held on October 25, 1996.

(b) The election of Trustees of Van Kampen American Capital Emerging Growth Fund (the "Fund") included:

     None

(c)  The following were voted on at the meeting:

     1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

         For     40,959,954     Against     891,174

     2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

         For     30,608,277     Against     1,224,134

     4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

         For     41,428,614     Against     506,309


NSAR ITEM 77C

Van Kampen American Capital Emerging Growth Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Emerging Growth Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

         For     46,072,440     Against     941,863

     4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

         For     46,639,565     Against     449,370


NSAR ITEM 77O

Van Kampen American Capital Emerging Growth Fund
10f-3 Transactions


                                                       Amount of            % of             Date of
Underwriting #     Underwriting     Purchased From     shares Purchased     Underwriting     Purchase
--------------     ------------     --------------     ----------------     ------------     --------

             1     Jacor            Donaldson, Lufkin
                   Communications   & Jenrette                   65,000           0.977%     05/16/97

             2     Jacor
                   Communications   First Boston                  1,000           0.015%     05/16/97

             3     Santa Fe
                   International
                   Corp.            Goldman Sachs               220,500           0.630%     06/09/97

             4     Polo Ralph
                   Lauren
                   Corporation      Goldman Sachs               166,800           0.565%     06/11/97

             5     Furniture
                   Brands
                   International    Smith Barney                113,600           1.033%     06/24/97

             6     JLK Direct
                   Distribution
                   Inc.             Merrill Lynch                30,000           0.705%     06/24/97

             7     Cal Dive
                   International,   Schroder & Co.
                   Inc.             Inc.                          5,000           0.225%     07/01/97

             8     Frontier
                   Insurance
                   Group            Merrill Lynch                44,000           1.100%     08/07/97

             9     Frontier
                   Insurance
                   Group            Everen Securities             1,000           0.025%     08/07/97

            10     Corestaff Inc.   Goldman Sachs                63,750           1.063%     08/11/97

            11     Corestaff Inc.   Wasserstein                   3,000           0.050%     08/11/97

            12     Corestaff Inc.   Alex Brown                   10,750           0.179%     08/11/97

            13     E-Trade          Robertson Stephens          133,000           1.642%     08/20/97


Other Firms participating in Underwriting:

Underwriting for #1 & 2
-----------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Smith Barney Inc.
Goldman Sachs & Co.
Montgomery Securities
Genesis Merchant Group Securities
Jensen Securities Co.

Underwriting for #3
-------------------
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Salomon Brothers Inc.
Wasserstein Perella Securities, Inc.
Simmons & Company International
Advest, Inc.
Robert W. Baird & Co. Incorporated
Crowell, Weedon & Co.
Jefferies & Company, Inc.
Johnson Rice & Company L.L.C.
Edward D. Jones & Co, L.P.
Principal Financial Securities, Inc.
Rauscher Pierce Refsnes, Inc.
Sanders Morris Mundy Inc.
Scott & Stringfellow, Inc.
Southcoast Capital Corporation
Stephens Inc.

Underwriting for #4
-------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Advest, Inc.
Robert W. Baird & Co. Incorporated
Bear, Stearns & Co. Inc.
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
The Buckingham Research Group, Incorporated
Chase Securities Inc.
Dain Bosworth Incorporated
Dillon, Read & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
EVEREN Securities, Inc.
Furman Selz LLC
Gerard Klauer Mattison & Co., Inc.
J.J.B. Hilliard, W.L. Lyons, Inc.
Interstate/Johnson Lane Corporation
Edward D. Jones & Co., L.P.
Lazard Freres & Co. LLC
Legg Mason Wood Walker Incorporated
Montgomery Securities
J.P. Morgan Securities, Inc.
Principal Financial Securities, Inc.
Prudential Securities Incorporated
Rauscher Pierce Refsnes, Inc.
Robertson, Stephens & Company LLC
Roney & Co., LLC
Salomon Brothers Inc.
Charles Schwab & Co., Inc.
Scott & Stringfellow, Inc.
Muriel Siebert & Co., Inc.
Smith Barney Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sutro & Co. Incorporated
Tucker Anthony Incorporated
Wasserstein Perella Securities, Inc.

Underwriting for #5
-------------------
Credit Suisse First Boston Corporation
Dillon, Read & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc.
Wheat, First Securities, Inc.

Underwriting for #6
-------------------
Goldman, Sachs & Co.
Deutsche Morgan Grenfell
Dillon, Read & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lazard Freres & Co. LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Oppenheimer & Co., Inc.
Prudential Securities Incorporated
Schroder Wertheim & Co. Incorporated
William Blair & Company, L.L.C.

Underwriting for #7
-------------------
Raymond James & Associates, Inc.
Simmons & Company International
Credit Suisse First Boston Corporation
Dillon, Read & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Brothers Inc.
Smith Barney Inc.
Robert W. Baird & Co. Incorporated
Brean Murray & Co., Inc.
Dain Bosworth Incorporated
Hanifen, Imhoff Inc.
Janney Montgomery Scott Inc.
Jefferies & Company
Johnson Rice & Company L.L.C.
Petrie Parkman & Co.
Piper Jaffray Inc.
Principal Financial Securities Inc.
Rauscher Pierce Refsnes, Inc.
Sanders Morris Mundy Inc.
Southcoast Capital Corp.
Van Kasper & Company

Underwriting for #8, 9
----------------------
Donaldson, Lufkin & Jenrette Securities Corporation
Oppenheimer & Co., Inc.
Smith Barney Inc.
Stephens Inc.
Credit Suisse First Boston Corporation
Deutsche Morgan Grenfell Inc.
Conning & Company
Dowling & Partners Securities, LLC
Hoefer & Arnett Incorporated
Moors & Cabot, Inc.

Underwriting for #10, 11 & 12
-----------------------------
Goldman, Sachs & Co.
Alex Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Montgomery Securities
The Robinson-Humphrey Company, Inc.
Bear, Stearns & Co. Inc.
William Blair & Company, L.L.C.
J.C. Bradford & Co.
Cleary Gull Reiland & McDevitt Inc.
A.G. Edwards & Sons, Inc.
Gerard Klauer Manison & Co., Inc.
Janney Montgomery Scott Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
Rauscher Pierce Refsnes, Inc.
Sanders Morris Mundy Inc.
Smith Barney Inc.
Stephens Inc.
Unterberg Harris, L.P.
Wasserstein Perella Securities, Inc.
Morgan Stanley & Co. International Limited
Goldman Sachs International
Alex Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette International
Montgomery Securities
The Robinson-Humphrey Company, Inc.

Underwriting for #13
--------------------
Hambrecht & Quist LLC
Deutsche Morgan Grenfell Inc.
Montogmery Securities
E-Trade Securities, Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Oppenheimer & Co. Inc.
Piper Jaffray Inc.
Raymond James & Associates, Inc.
Wessels, Arnold & Henderson